UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ENGlobal Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ENGLOBAL CORPORATION		CONTROL ID:
REQUEST ID:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS
	DATE:	THURSDAY, JUNE 29, 2023
	TIME:	10:00 A.M. LOCAL TIME
	LOCATION:	ENERGY TOWER III, 11740 KATY FREEWAY, 2ND FLOOR, HOUSTON, TEXAS 77079

HOW TO REQUEST PAPER COPIES OF OUR MATERIALS

PHONE: CALL TOLL FREE 1-866-752-8683	FAX: SEND THIS CARD TO 202-521-3464	INTERNET: HTTPS://WWW.IPROXYDIRECT.COM/ENG AND FOLLOW THE ON-SCREEN INSTRUCTIONS.	EMAIL: PROXY@IPROXYDIRECT.COM INCLUDE YOUR CONTROL ID IN YOUR EMAIL.

THIS COMMUNICATION REPRESENTS A NOTICE TO ACCESS A MORE COMPLETE SET OF PROXY MATERIALS AVAILABLE TO YOU ON THE INTERNET. WE ENCOURAGE YOU TO ACCESS AND REVIEW ALL OF THE IMPORTANT INFORMATION CONTAINED IN THE PROXY MATERIALS BEFORE VOTING. THE PROXY STATEMENT IS AVAILABLE AT: HTTPS://WWW.IPROXYDIRECT.COM/ENG

IF YOU WANT TO RECEIVE A PAPER COPY OF THE PROXY MATERIALS YOU MUST REQUEST ONE. THERE IS NO CHARGE TO YOU FOR REQUESTING A COPY.  TO FACILITATE TIMELY DELIVERY PLEASE MAKE THE REQUEST, AS INSTRUCTED ABOVE, BEFORE JUNE 14, 2023.

YOU MAY ENTER YOUR VOTING INSTRUCTIONS AT HTTPS://WWW.IPROXYDIRECT.COM/ENG UNTIL 11:59 PM EASTERN TIME JUNE 28, 2023.

THE PURPOSES OF THIS MEETING ARE AS FOLLOWS:

1. TO ELECT FIVE DIRECTORS TO THE BOARD OF DIRECTORS OF ENGLOBAL;

2. TO RATIFY THE APPOINTMENT OF MOSS ADAMS LLP AS THE INDEPENDENT AUDITORS OF ENGLOBAL FOR FISCAL YEAR 2023;

3. TO APPROVE AN AMENDMENT TO OUR RESTATED ARTICLES OF INCORPORATION TO EFFECT, AT THE DISCRETION OF THE BOARD OF DIRECTORS, AT A RATIO OF NOT LESS THAN ONE-FOR-TWO (1:2) AND NOT GREATER THAN ONE-FOR-TEN (1:10), A REVERSE SPLIT OF OUR COMMON STOCK;

4. TO APPROVE AN AMENDMENT TO OUR RESTATED ARTICLES OF INCORPORATION TO ADDRESS AN ERROR AND CONFIRM THE AUTHORITY OF THE BOARD OF DIRECTORS TO ISSUE “BLANK CHECK” PREFERRED STOCK;

5. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJUSTMENT THEREOF.

PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULES, YOU ARE RECEIVING THIS NOTICE THAT THE PROXY MATERIALS FOR THE ANNUAL MEETING ARE AVAILABLE ON THE INTERNET. FOLLOW THE INSTRUCTIONS ABOVE TO VIEW THE MATERIALS AND VOTE OR REQUEST PRINTED COPIES.

THE BOARD OF DIRECTORS HAS FIXED THE CLOSE OF BUSINESS ON MAY 2, 2023 AS THE RECORD DATE FOR THE DETERMINATION OF SHAREHOLDERS ENTITLED TO RECEIVE NOTICE OF THE ANNUAL MEETING AND TO VOTE THE SHARES OF OUR COMMON STOCK, PAR VALUE $.001 PER SHARE, THEY HELD ON THAT DATE AT THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT OF THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE ‘FOR’ ALL PROPOSALS ABOVE.

PLEASE NOTE - THIS IS NOT A PROXY CARD - YOU CANNOT VOTE BY RETURNING THIS CARD

ENGlobal Corpoation SHAREHOLDER SERVICES 1 Glenwood Avenue Suite 1001 Raleigh NC 27603	FIRST-CLASS MAIL US POSTAGE PAID RALEIGH NC PERMIT # 870

TIME SENSITIVE SHAREHOLDER INFORMATION ENCLOSED

IMPORTANT SHAREHOLDER INFORMATION

YOUR VOTE IS IMPORTANT